As filed with the Securities and Exchange Commission on October 3, 2003
                                                     Registration No. 333-
                                                     ---------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                                 INTERLAND, INC.
               (Exact name of issuer as specified in its charter)

         MINNESOTA                                            41-1404301
     (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                     303 PEACHTREE CENTER AVENUE, SUITE 500
                             ATLANTA, GEORGIA 30303
          (Address of principal executive offices, including zip code)


                           2002 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                               -------------------

                                 JOEL J. KOCHER
                             CHIEF EXECUTIVE OFFICER
                     303 PEACHTREE CENTER AVENUE, SUITE 500
                             ATLANTA, GEORGIA 30303
                                 (404) 720-8301
                     (Name and Address of Agent for Service)


          (Telephone Number, Including Area code, of Agent for Service)

                          COPIES OF COMMUNICATIONS TO:

                               ROBERT F. DOW, ESQ.
                            ARNALL GOLDEN GREGORY LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3450
                                 (404) 873-8706

                                                 CALCULATION OF REGISTRATION FEE
========================== ================ ======================= ======================= =====================
Title of Securities to     Amount to be     Proposed Maximum        Proposed Maximum        Amount of
be Registered              Registered       Offering Price Per      Aggregate Offering      Registration Fee (3)
                                            Share (3)               Price Per Share (3)
-------------------------- ---------------- ----------------------- ----------------------- ---------------------
Common Stock, par value    650,000 (1)(2)           $12.959                $8,423,512              $682.00
per share $.001
========================== ================ ======================= ======================= =====================

(1) This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the 2002 Equity Incentive Plan (the "Plan").

(2) Representing additional shares to be issued by Interland, Inc. (the "Registrant") in connection with the Plan.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on 527,169 shares subject to outstanding options and 122,831 additional shares reserved for issuance under the Plan at an estimated price of $7.72 and an average price of $14.18 per share, representing the average of the high and low prices of the common stock and on the NASDAQ National Market on October 2, 2003.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Except to the extent modified or superseded by information contained herein, the following documents we have filed with the Commission are incorporated into this prospectus by reference:

     (1) The Registrant's annual report on Form 10-K for the fiscal year ended August 31, 2002, filed November 29, 2002, as amended by its Form 10-K/A filed on December 30, 2002, Form 10-K/A filed on January 14, 2003 and Form 10-K/A filed on April 18, 2003;

     (2) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended May 31, 2003, filed on July 14, 2003;

     (3) The Registrant's current report on Form 8-K filed on August 6, 2001, as amended by Form 8-K/A on September 24, 2002;

     (4)  The Registrant's current report on Form 8-K filed on September 24,
          2002;

     (5)  The Registrant's current report on Form 8-K filed on October 17, 2002;

     (6)  The Registrant's current report on Form 8-K filed on December 20,
          2002;

     (7) The Registrant's current report on Form 8-K filed on January 13, 2003, as amended by Form 8-K/A filed on March 24, 2003;

     (8)  The Registrant's current report on Form 8-K filed on March 27, 2003;

     (9)  The Registrant's current report on Form 8-K filed on June 13, 2003;

     (10) The Registrant's current report on Form 8-K filed on June 27, 2003;

     (11) The Registrant's current report on Form 8-K filed on July 1, 2003;

     (12) The Registrant's current report on Form 8-K filed on July 28, 2003;
          and

     (13) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A (SEC File No. 0-17932) filed with the Commission on August 16, 1989 pursuant to Section 12(g) of the 1934 Act, as amended.

     All documents filed by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in the Prospectus, this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus and this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus or this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 302A.521 of the Minnesota Business Corporation Act authorizes a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article IX of the Company's Bylaws provides for indemnification of its directors, officers, employees and other agents to the extent permitted by the Minnesota Business Corporation Act. The Registrant has entered into written indemnification agreements with certain of its officers and directors which provide the Registrant's officers and directors with indemnification to the extent permitted by the Minnesota Business Corporation Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
No.       Description
-------   -----------

3.01 Unofficial Restated Articles of Incorporation of Registrant (as amended through April 24, 2002) (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended 5/31/02).

3.02 Unofficial Restated Bylaws of the Registrant (as amended through April 24, 2002) (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended 5/31/02).

4.01      Interland, Inc. 2002 Equity Incentive Plan

5.01      Opinion of Arnall Golden Gregory LLP

23.01     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.02     Consent of Arnall Golden Gregory LLP (contained in Exhibit 5.01).

24.01     Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta and State of Georgia, on the 16th day of September, 2003.

                                INTERLAND, INC.


                                /s/  Allen L. Shulman
                                -----------------------------------
                                Allen L. Shulman
                                Senior Vice President, Chief Financial Officer, and General Counsel
                                (Principal Financial and Accounting Officer)


                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of Interland, Inc. hereby constitutes and appoints Joel J. Kocher and Allen L. Shulman, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any and all documents relating to this Registration Statement, including any and all amendments, exhibits and supplements thereto and including any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with any regulatory authority, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                             Title                                     Date

/s/ Joel J. Kocher                                    Chairman of the Board, President and      September 16, 2003
--------------------------------------------          Chief Executive Officer (Principal
Joel J. Kocher                                        Executive Officer)

/s/ Allen L. Shulman                                  Senior Vice President, Chief              September 16, 2003
--------------------------------------------          Financial Officer, and General
Allen L. Shulman                                      Counsel (Principal Financial Officer)

/s/ Robert L. Kerris                                  Vice President and Controller             September 19, 2003
--------------------------------------------          (Principal Accounting Officer)
Robert L. Kerris

/s/ John B. Balousek                                  Director                                  September 16, 2003
--------------------------------------------
John B. Balousek

/s/ Robert Lee                                        Director                                  September 17, 2003
--------------------------------------------
Robert Lee

/s/ Robert T. Slezak                                  Director                                  September 19, 2003
--------------------------------------------
Robert T. Slezak

/s/ Edward Shapiro                                    Director                                  September 19, 2003
--------------------------------------------
Edward Shapiro

                                  EXHIBIT INDEX

Exhibit
No.       Description
-------   -----------

3.01 Unofficial Restated Articles of Incorporation of Registrant (as amended through April 24, 2002) (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended 5/31/02).

3.02 Unofficial Restated Bylaws of the Registrant (as amended through April 24, 2002) (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended 5/31/02).

4.01      Interland, Inc. 2002 Equity Incentive Plan

5.01      Opinion of Arnall Golden Gregory LLP

23.01     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.02     Consent of Arnall Golden Gregory LLP (contained in Exhibit 5.01).

24.01     Power of Attorney (included on signature page).





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